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                                                         Exhibit No. 99(b)(1)(b)

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                      ARTICLES SUPPLEMENTARY TO THE CHARTER



     DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Corporation has authority to issue a total of Three Billion
(3,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of $30,000,000, all of which shall be considered common stock. The allocation of shares of each of its twenty-four existing classes is as follows:

                                           Number of Shares of Common Stock
                                              (par value $.01 per share)
     Class Designation                                 Allocated
     -----------------                     --------------------------------

The U.S. Large Company                                200,000,000
  Portfolio Shares

The U.S. 9-10 Small Company                           300,000,000
  Portfolio Shares

The DFA One-Year Fixed                                 20,000,000
  Income Portfolio Shares

The DFA Five-Year Government                           20,000,000
  Portfolio Shares

The United Kingdom Small                               20,000,000
  Company Portfolio Shares

The Japanese Small Company                             20,000,000
  Portfolio Shares

The Continental Small Company                          50,000,000
  Portfolio Shares

The DFA Intermediate                                   10,000,000
  Government Fixed Income
  Portfolio Shares


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The DFA Global Fixed Income                            10,000,000
  Portfolio Shares

The Pacific Rim Small                                  20,000,000
  Company Portfolio Shares

The Large Cap International                           150,000,000
  Portfolio Shares

The U.S. 6-10 Small Company                           100,000,000
  Portfolio Shares

The U.S. Small Cap Value                              100,000,000
  Portfolio Shares

The U.S. Large Cap Value                              100,000,000
  Portfolio Shares

The DFA/AEW Real Estate                               100,000,000
  Securities Portfolio Shares

RWB/DFA International High                            100,000,000
  Book to Market Portfolio
  Shares

The Emerging Markets Portfolio                        100,000,000
  Shares

DFA International Small Cap                           100,000,000
  Value Portfolio Shares

VA Large Value Portfolio                              100,000,000
  Shares

VA Global Bond Portfolio                              100,000,000
  Shares

VA Small Value Portfolio                              100,000,000
  Shares

VA International Value                                100,000,000
  Portfolio Shares

VA International Small                                100,000,000
  Portfolio Shares

The VA Short-Term Fixed                               100,000,000
  Portfolio Shares


The Board of Directors of the Corporation has adopted a resolution classifying unallocated and unissued common stock (par value $.01 per share) of the Corporation as follows: one hundred million


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(100,000,000) shares were allocated to a new class of common stock designated
"Enhanced U.S. Large Company Portfolio Shares," one hundred million (100,000,000) shares were allocated to a new class of common stock designated "DFA Two-Year Corporate Fixed Income Portfolio Shares," one hundred million (100,000,000) shares were allocated to a new class of common stock designated "DFA Two-Year Global Fixed Income Portfolio Shares," and one hundred million (100,000,000) shares were allocated to a new class of common stock designated "DFA Two-Year Government Portfolio Shares."

     SECOND:   Following the aforesaid classifications, the total number of shares of stock which the Corporation is authorized to issue is Three Billion (3,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Thirty Million Dollars ($30,000,000), and the allocation of shares of each of the twenty-eight classes is as follows:


                                 Number of Shares of Common Stock
                                    (par value $.01 per share)
     Class Designation                       Allocated
     -----------------           --------------------------------

The U.S. Large Company                      200,000,000
  Portfolio Shares

The U.S. 9-10 Small Company                 300,000,000
  Portfolio Shares

The DFA One-Year Fixed Income                20,000,000
  Portfolio Shares

The DFA Five-Year Government                 20,000,000
  Portfolio Shares

The United Kingdom Small                     20,000,000
  Company Portfolio Shares

The Japanese Small Company                   20,000,000
  Portfolio Shares

The Continental Small Company                50,000,000
  Portfolio Shares

The DFA Intermediate Government              10,000,000
  Fixed Income Portfolio Shares

The DFA Global Fixed Income                  10,000,000
  Portfolio Shares

The Pacific Rim Small Company                20,000,000
  Portfolio Shares


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The Large Cap International                 150,000,000
  Portfolio Shares

The U.S. 6-10 Small Company                 100,000,000
  Portfolio Shares

The U.S. Small Cap Value                    100,000,000
  Portfolio Shares

The U.S. Large Cap Value                    100,000,000
  Portfolio Shares

The DFA/AEW Real Estate                     100,000,000
  Securities Portfolio Shares

RWB/DFA International High Book             100,000,000
  to Market Portfolio Shares

The Emerging Markets Portfolio              100,000,000
  Shares

DFA International Small Cap                 100,000,000
  Value Portfolio Shares

VA Large Value Portfolio                    100,000,000
  Shares

VA Global Bond Portfolio                    100,000,000
  Shares

VA Small Value Portfolio                    100,000,000
  Shares

VA International Value                      100,000,000
  Portfolio Shares

VA International Small                      100,000,000
  Portfolio Shares

The VA Short-Term Fixed                     100,000,000
  Portfolio Shares

Enhanced U.S. Large Company                 100,000,000
  Portfolio Shares

DFA Two-Year Corporate Fixed                100,000,000
  Income Portfolio Shares

DFA Two-Year Global Fixed                   100,000,000
  Income Portfolio Shares

DFA Two-Year Government                     100,000,000
  Portfolio Shares


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     THIRD:    A description of the shares so classified, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     The holder of each share of Enhanced U.S. Large Company Portfolio Shares, DFA Two-Year Corporate Fixed Income Portfolio Shares, DFA Two-Year Global Fixed Income Portfolio Shares and DFA Two-Year Government Portfolio Shares shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Corporation then issued and outstanding and entitled to vote, irrespective of class, shall be voted in the aggregate and not by class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by class; and (3) when a matter to be voted upon does not affect any interest of a particular class then only shareholders of the affected class or classes shall be entitled to vote thereon.

     Each share of The U.S. 9-10 Small Company Portfolio Shares, The Japanese Small Company Portfolio Shares, The United Kingdom Small Company Portfolio Shares, The Continental Small Company Portfolio Shares, The DFA One-Year Fixed Income Portfolio Shares, The U.S. Large Company Portfolio Shares, The DFA Five-Year Government Portfolio Shares, The DFA Intermediate Government Fixed Income Portfolio Shares, The DFA Global Fixed Income Portfolio Shares, The Pacific Rim Small Company Portfolio Shares, The Large Cap International Portfolio Shares, The U.S. 6-10 Small Company Portfolio Shares, The DFA/AEW Real Estate Securities Portfolio Shares, The U.S. Large Cap Value Portfolio Shares, The U.S. Small Cap Value Portfolio Shares, DFA International High Book to Market Portfolio Shares, The Emerging Markets Portfolio Shares, DFA International Small Cap Value Portfolio Shares, VA Large Value Portfolio Shares, VA Global Bond Portfolio Shares, VA Small Value Portfolio Shares, VA International Value Portfolio Shares, VA International Small Portfolio Shares, VA Short-Term Fixed Portfolio Shares, Enhanced U.S. Large Company Portfolio Shares, DFA Two-Year Corporate Fixed Income Portfolio Shares, DFA Two-Year Global Fixed Income Portfolio Shares and DFA Two-Year Government Portfolio Shares classes of stock of the Corporation shall have, respectively, the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of such class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably


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     belong to such class of shares of stock, subject only to the rights of the creditors.

          (2) Dividends or distributions on shares of each such class of stock and redemptions of such class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class.

          (3) The Corporation may deduct from the proceeds of redemption of shares of each such class of stock the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each such class of stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular class of shares of stock, as determined by the Board of Directors.

          (5) The assets belonging to each such class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

     FOURTH:   The shares aforesaid have been duly classified by the Board of
Directors pursuant to authority  contained in the charter of the Corporation.

     FIFTH: The undersigned President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.



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     IN WITNESS WHEREOF, The Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of _________, 1995.

ATTEST:                                      DFA INVESTMENT DIMENSIONS
                                             GROUP INC.


                                             By:
------------------------------                  ------------------------------
  Irene R. Diamant, Secretary                     David G. Booth, President


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